UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

THE ACTIVE NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35187	33-0884962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10182 Telesis Court, Suite 100 San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

(858) 964-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2012, the Compensation Committee of the Board of Directors of The Active Network, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Retention Agreement, dated April 29, 2011, by and between the Company and Darko Dejanovic (the “Retention Agreement”) in connection with Mr. Dejanovic’s recent promotion to President of the Company. The Amendment provides that immediately upon a change of control of the Company (as defined in the Retention Agreement), and except with respect to the Performance Based Restricted Stock Units granted to Mr. Dejanovic in 2012, Mr. Dejanovic’s unvested stock awards shall automatically be accelerated and vest and/or become exercisable in their entirety. In addition, in the event Mr. Dejanovic’s employment is terminated following a change of control of the Company, Mr. Dejanovic’s stock awards shall remain exercisable for a period of two (2) years following the date of such termination.

The foregoing description of the Amendment is qualified in its entirety by reference to Amendment No. 2 to the Retention Agreement, dated December 20, 2012, by and between the Company and Mr. Dejanovic which is filed as Exhibit 10.48 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.48	Amendment No. 2 to the Retention Agreement, dated December 20, 2012, by and between Registrant and Darko Dejanovic.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ACTIVE NETWORK, INC.

Date: December 21, 2012	/s/ Matthew Landa
Matthew Landa
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.48	Amendment No. 2 to the Retention Agreement, dated December 20, 2012, by and between Registrant and Darko Dejanovic.